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                                                                     EXHIBIT 3.3


                            CERTIFICATE OF TRUST OF
                             TRIANGLE CAPITAL TRUST


          THIS CERTIFICATE OF TRUST of Triangle Capital Trust (the "Trust"), dated May 28, 1997, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et. seq.).

          1. Name. The name of the business trust formed hereby is "Triangle Capital Trust".

          2. Delaware Trustee. The name and address of the trustee of the Trust in the State of Delaware is:

                                        Bankers Trust (Delaware)
                                        1001 Jefferson Street
                                        Suite 550
                                        Wilmington, Delaware 19801


          3. Effective Date. This Certificate of Trust shall be effective on May 28, 1997.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as the date first written above.

                                        BANKERS TRUST (DELAWARE)
                                        not in its individual capacity, but
                                        solely as trustee


                                        By:/s/ M. Lisa Wilkins
                                           ---------------------------------
                                        Name:     M. Lisa Wilkins
                                        Title:    Assistant Secretary



STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 05/28/1997
97117328I - 2755709